UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2017

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On September 12, 2017, Incyte Corporation (the “Company”) issued and sold 4,945,000 shares (the “Shares”) of the Company’s common stock,  $.001 par value per share (“Common Stock”) pursuant to an underwriting agreement dated September 7, 2017 (the “Underwriting Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated  (the “Underwriter”), which provided for the issuance and sale by the Company to the Underwriter of the Shares at a purchase price of $131.46 per share. The Company has granted the Underwriter an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 741,750 additional shares of Common Stock. The Shares were sold in a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-209694) (the “Registration Statement”), including the related prospectus dated February 24, 2016, as supplemented by the prospectus supplement dated September 7, 2017. Copies of the Underwriting Agreement and the opinion of counsel for the Company are filed as Exhibits 1.1 and 5.1 hereto, respectively, and are incorporated by reference in the Registration Statement.  The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01                                           Other Events.

(d)                                 Exhibits.

1.1	Underwriting Agreement dated as of September 7, 2017 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017

INCYTE CORPORATION

	By:	/s/ Eric H.. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel